                                                                       Exhibit 5

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of October 24, 1997, by and among Mendocino Brewing Company, Inc., a California corporation (the "Company"), United Breweries of America, Inc. ("Purchaser"), and H. Michael Laybourn, Norman Franks, Michael Lovett, John Scahill and Donald Barkley (each an "Original Partner" and collectively the "Original Partners").

     WHEREAS, Purchaser and the Company are parties to the Investment Agreement, dated October 24, 1997 (the "Investment Agreement");

     WHEREAS, pursuant to the Investment Agreement, the Company desires to issue and sell to Purchaser shares of its Common Stock (the "Purchase Shares");

     WHEREAS, Purchaser desires, upon the terms and conditions provided in the Investment Agreement, to purchase the Purchase Shares from the Company;

     WHEREAS, the Original Partners own certain shares of the Company's Common Stock, as set forth in Schedule A hereto (the "Original Partners Shares"); and

     WHEREAS, the Investment Agreement requires that certain registration rights be granted to Purchaser with respect to the Shares and the Executive Employment Agreements dated as of the date hereof with each of the Original Partners require that certain registration rights be granted to the Original Partners with respect to the Original Partners Shares.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

     1. Certain Defined Terms.  For purposes of this Agreement:
        ---------------------

        (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

        (b) The term "Registrable Securities" means: (i) as to the Purchaser, any Shares issued or transferred on or after the date hereof to Purchaser pursuant to the Investment Agreement, any other shares of the Company's Common Stock held or acquired by Purchaser (or its permitted assigns) on or after the date hereof and any securities issued or issuable to Purchaser (or its permitted assigns) in respect of any Registrable Securities by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; and (ii) as to each Original Partner, his respective Original Partners Shares, any other shares of the Company's Common Stock held or acquired by the Original Partner on or after the date hereof and any securities issued or issuable to such Original Partner in respect of any Registrable Securities by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular Registrable Securities, such securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) if the holder of the Registrable Securities holds less than one and one-half percent (1 1/2%) of the outstanding Common Stock of the Company, such Registrable Securities are not eligible for resale without restriction (including legending) under Rule 144(k) of the Securities Act; provided, however, that the holder shall be entitled to participate in at least one piggyback registration pursuant to the terms of Section 4.1 whether or not such holder holds less than 1% of the outstanding Common Stock of the Company and the shares included in any such piggyback registration shall be deemed to be Registrable Securities for purposes of this Agreement;

         (c) The term "Securities Act" means the Securities Act of 1933, as amended, and any successor statute;

         (d) The term "Exchange Act" means amended, and any successor statute;

         (e) The term "SEC" means the Securities and Exchange Commission; and

         (f) The term "Person" means a corporation, an association, a limited liability company, a partnership, an organization, a business, an individual, a government or a subdivision thereof, or a governmental agency or authority.

     2. Shelf Registration. Upon receipt of a written request from Purchaser,
        ------------------
the Company shall file with the SEC a registration statement under the Securities Act on Form S-1 or S-3 or such other form as may be available to the Company with respect to the Registrable Securities. The Company shall use its best efforts to cause such registration statement to become effective at the earliest practicable date following the filing thereof and, subject to the following, to remain continuously effective for a period of two years from and the effective date of such registration statement. During the period that such registration statement is effective, it shall be available for use by Purchaser only for a period of 30 days following a filing by the Company of (i) a quarterly report on Form 10-Q or Form 10-QSB or (ii) an annual report on Form 1 K or Form 10-KSB. Notwithstanding the foregoing, the Company may suspend the effectiveness of such registration statement from time to time at any time upon the good faith determination of the Company's board of directors that such action is desirable in connection with any proposed acquisition, transaction or other matters. If the Company so elects to suspend the effectiveness of any registration statement, the obligation of the Company to maintain the effectiveness of such registration statement shall be reinstated at the conclusion of such suspension and shall be extended such that the period during which the registration statement is actually effective totals not less than two years.

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

     3.1 Demand Registration.
         -------------------

         (a) Upon receipt of a written request from Purchaser to register under the Securities Act (whether for otherwise) all or part of the Registrable Securities held by Purchaser, the Company shall as expeditiously as reasonably possible (but in any event not later than sixty (60) days after receipt of such request) prepare and file, and use its best efforts to cause to become effective as soon thereafter as practicable, a registration statement under the Securities Act to effect the offering of such Registrable Securities in the manner specified in such request.

         (b) Purchaser shall be entitled to select and retain one or more investment bankers or managers reasonably acceptable to the Company in connection with any underwritten offerings made pursuant to this Section 3.1.

         (c) Subject to the terms and conditions set forth in Section 3.2 below, Purchaser may request the Company to register Registrable Securities under the Securities Act pursuant to this Section 3.1 at any time and from time to time; provided, however, that Purchaser may not request the Company to register Registrable Securities pursuant to this Section 3.1 more than once in any 365-day period.

     3.2 Terms and Conditions of Demand Registration. Notwithstanding anything
         -------------------------------------------
to the contrary contained in this Agreement, the registration rights granted to Purchaser in Section 3.1 above are expressly subject to the following terms and conditions:

         (a) Purchaser shall only be entitled to three (3) requests to register Registrable Securities under the terms of Section 3.1. For purposes of this provision, a "request" shall be deemed to have occurred only upon completion of a requested registration and the subsequent sale of Registrable Securities under that registration.

         (b) In no event shall the number of Registrable Securities to be offered under a registration statement prepared and filed pursuant to Section
3.1 constitute less than five percent (5%) of the then outstanding shares of common stock of the Company.

         (c) The Company shall be entitled to defer for a reasonable period of time, but not in excess of ninety (90) days, the filing of any registration statement otherwise required to be prepared and filed by it under Section 3.1 above if the Company notifies Purchaser within five (5) business days after Purchaser requested the registration that the Company (i) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account (other than a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration statement which is not appropriate for the registration of Registrable Securities) and the Board of Directors of the Company determines in good faith that such offering would be materially adversely affected by the registration requested by Purchaser or (ii) would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgement of the Board of Directors of the Company, such disclosure might adversely affect any material business transaction or negotiation in which the Company is then engaged. The foregoing notwithstanding, the Company shall not be entitled to defer the

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filing of any registration statement under this Section 3.2(c) more than once in any twelve (12) month period. If the Company elects to defer the filing of a registration statement pursuant to this Section 3.2(c), Purchaser may withdraw its request, in writing, during the time of such deferral and such request shall not be counted toward the limit on requests set forth in Section 3.2(a).

         (d) Purchaser shall not exercise its rights pursuant to Section 3.1 during the 60-day period immediately following the effective date of any registration statement filed by the Company under the Securities Act (other than a registration of employee benefit plan) in respect of an offering or sale of securities of the Company for its own account.

         (e) The Company may include in any such registration a number of shares sufficient to enable it to recover the cost of the registration.

     4.1 Piggyback Registration. If at any time or from time to time the Company
         ----------------------
shall propose to register any of its Common Stock for public sale under the Securities Act, the Company shall, at such time, promptly give Purchaser and each Original Partner written notice of such registration. Upon the written request of Purchaser or such Original Partner given within 20 days after the mailing of such notice by the Company, the Company shall, subject to the provisions of this Agreement (including, without limitation, Section 4.2 below), cause to be registered under the Securities Act any and all Registrable Securities as Purchaser or such Original Partner shall request; provided, however, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Purchaser or such Original Partner, abandon the proposed offering; and provided, further, that Purchaser and such Original Partner shall be entitled to withdraw any or all Registrable Securities included in a registration statement pursuant to this Section 4.1 at any time prior to the date on which the registration statement with respect to such Registrable Securities is declared effective by the SEC. The Company shall be entitled to select the investment bankers and/or managers, if any, to be retained in connection with any registration referred to in this Section 4.1, provided such investment bankers and/or managers are reasonably acceptable to Purchaser and such Original Partner.

     4.2 Underwriting Requirements in Piggyback Registrations. In connection
         ----------------------------------------------------
with any offering involving an underwriting covered by Section 4.1 hereof:

         (a) The Company shall not be required to include any of Purchaser's or an Original Partner's Registrable Securities in such underwriting unless Purchaser and such Original Partner, respectively, accept the terms of the underwriting agreement between the Company and the underwriters selected by it (an "Underwriting Agreement"), and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities (including Registrable Securities) requested by Purchaser and the Original Partners to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine is compatible with the success of the offering, then the Company shall be obligated to include in the offering only that number of such securities (including Registrable Securities) which the underwriters determine will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among Purchaser and each Original Partner according to the total amount of securities owned by Purchaser and each Original Partner and the number of Registrable Securities requested by Purchaser or each Original Partner pursuant hereto to be sold in such offering shall be reduced prior to any reduction in the number of securities requested to be sold by the Company).

         (b) The Company shall not any registration by the any merger, acquisition, exchange offer or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reinvestment plan or stock option or other director or employee incentive or benefit plan.

         (c) The Company shall use all commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a registration pursuant to Section 4.1 above to be included on the same terms and conditions as any similar securities included therein.

         (d) No Registrable Securities excluded from the underwriting by reason of this Section 4.2 shall be included in the Registration Statement.

         (e) In the event that some, but less than all, of Purchaser's or each Original Partner's Registrable Securities are included in an offering contemplated by a registration statement pursuant to Section 4.1 above, Purchaser and each Original Partner shall, at the Company's or underwriters' request, execute a "lockup" letter, in customary form, setting forth the agreement of Purchaser and each Original Partner, respectively, not to offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Registrable Securities not included in the offering for a period of 180 days from the date such offering commences.

     5. Favored Status/Conflicting Rights.  Except as herein provided, the
        ---------------------------------
Company shall not provide registration rights to any other party that, taken as a whole, are more favorable than those provided to Purchaser hereunder without also offering to Purchaser such more favorable rights. The Company shall give Purchaser notice, within 15 days after the execution of any such agreement, of any agreement between the Company and a third party that triggers a right of Purchaser to invoke the favored status provisions of this Section 5. In the event that any rights of Purchaser under this Agreement conflict with or diminish any rights granted to a third party under another agreement with the Company, Purchaser's rights under this Agreement shall be deemed superior to, and shall take precedence over, the rights of any such third party. The Company covenants and agrees that in the event it grants registration rights to any third party or parties, the instrument or instruments granting such rights shall contain a provision referencing this Agreement and the precedence and superiority of Purchaser's registration rights as against the registration rights of such third party.

     6.1 Covenants of the Company.  In the case of each registration effected
         ------------------------
by the Company pursuant to this Agreement, the Company will keep Purchaser advised in writing as to the initiation of each registration and as to the completion thereof. Whenever Purchaser has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will at its expense and as expeditiously as possible:

         (a) Prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days, or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn at the request of Purchaser (except for any registration statement referred to in Section 2, which shall be kept effective in accordance with the terms thereof); and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

         (b) Furnish to Purchaser and to each managing underwriter, if any, (i) at least two (2) business days prior to filing with the SEC, any registration statement covering any Registrable Securities, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of Purchaser and such underwriter, and, with respect to a registration statement prepared pursuant to Section 2 or Section 3.1, the Company shall not file any such documents with the SEC to which Purchaser shall reasonably object; and (ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registerable Securities;

         (c) Furnish to Purchaser, each managing underwriter, if any, and any participating Original Partner, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as Purchaser or such underwriter or such Original Partner may reasonably request in order to facilitate the sale of the Registerable Securities;

         (d) After the filing of such registration statement, promptly notify Purchaser or any participating Original Partner of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

         (e) Use its commercially reasonable efforts to qualify such Registerable Securities for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof in which shares of the Company's common stock are then listed) as Purchaser or any underwriter shall reasonably request and use its commercially reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

         (f) Furnish to each managing underwriter, if any, an opinion of counsel for the Company addressed to each of them, dated as of the date of the closing of the offering of Registerable Securities, and a "comfort" letter or letters signed by the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered by such parties in underwritten public offerings, and use its commercially reasonable efforts to have such opinions and comfort letters addressed to and delivered to Purchaser and any participating Original Partner;

         (g) Furnish unlegended certificates representing ownership of the Registerable Securities being sold in such denominations as shall be requested by Purchaser or the managing underwriter, if any, provided such request is made at least two (2) business days prior to the closing of the sale of such Registerable Securities;

         (h) Promptly inform Purchaser and any participating Original Partner
(i) in the case of any offering of Registerable Securities in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of an offering abroad of Registerable Securities, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the SEC, any securities exchange, government agency, self regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

         (i) Subject to subparagraph (k) below, until the earlier of (i) such time as all of the Registerable Securities being offered have been disposed of in accordance with the intended method of disposition by Purchaser and any participating Original Partner set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) or (ii) the expiration of nine (9) months after such registration statement or other offering document becomes effective (unless the offering is a continuous offering of securities under Rule 415, in which case until the earliest of the date the offering is completed and the second anniversary of such effective date), keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the Registerable Securities, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

         (j) Use its commercially reasonable efforts to have the Registerable Securities listed on any domestic and foreign securities exchanges on which the common stock of the Company is then listed;

         (k) As promptly as practicable, notify Purchaser and any participating Original Partner at any time when a prospectus relating to the sale of Registerable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Purchaser and any participating Original Partner and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 6.1(i) above by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Purchaser and any participating Original Partner such supplemented or amended prospectus;

         (l) Make available for inspection during the normal business hours of the Company by Purchaser, any participating Original Partner, any underwriter participating in such offering, and any attorney, accountant or other agent retained by Purchaser, or any participating Original Partner, or any such underwriter in connection with the sale of Registerable Securities (an "Inspector"), all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that (i) in connection with any such inspection, any such Inspector shall cooperate to the extent reasonably practicable to minimize any disruption to the operation of the Company's business and (ii) any records, information or documents shall be kept confidential by such Inspector, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by a court or administrative order or by applicable law (including, without limitation, the Securities Act);

         (m) Enter into usual and customary agreements (including an underwriting agreement in usual and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registerable Securities.

         (n) Make "generally available to its security holders" (within the meaning of Rule 158 of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period;

         (o) If requested by any managing underwriter or underwriters or the Purchaser, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or Purchaser, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of Registerable Securities being sold by Purchaser to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registerable Securities to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

         (p) As promptly as practicable after the filing with the SEC of any document that is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to Purchaser and any participating Original Partner; and

         (q) Cause all such Registerable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not then listed, cause such Registerable Securities to be included in a national automated quotation system.

         (r) Provide a transfer agent and registrar for all Registerable Securities and a CUSIP number for all such Registerable Securities, in each case not later than the effective date of such registration.

         (s) Take all other steps necessary to effect the registration of the Registerable Securities contemplated hereby.

     6.2 Covenant of Stockholders.  Purchaser and the Original Partners agree
         ------------------------
and covenant that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(k) above, Purchaser and the Original Partners will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until Purchaser and the Original Partners receive copies of the supplemented or amended prospectus contemplated by Section 6.1(k) above, and, if so directed by the Company, Purchaser and the Original Partners will deliver to the Company all copies, other than permanent file copies, then in Purchaser's and the Original Partners' possession of the most recent prospectus covering such Registerable Securities at the time of receipt of such notice.

     7. Rule 144 Reporting.  With a view to making available to Purchaser and
        ------------------
the Original Partners the benefits of certain rules and regulations of the SEC which may permit Purchaser and the Original Partners to sell securities of the Company to the public without registration, the Company agrees to:

         (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) Use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) So long as Purchaser or any Original Partner owns any Registrable Securities, furnish to Purchaser and any such Original Partner forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Purchaser or any such Original Partner may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser or any such Original Partner to sell any such securities without registration.

     8. Restrictions on Public Sale.  The Company agrees:
        ---------------------------

         (a) Not to effect any public sale or distribution of any securities during the 90-day period commencing on the effective date of a registration statement filed pursuant to Section 3.1, except in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive or benefit plan;

         (b) That any agreement entered into after the date hereof pursuant to which the Company grants registration rights with respect to the Company's securities shall contain a provision under which holders of such securities agree, to the extent not inconsistent with applicable laws, not to effect any public sale or distribution of any such securities (excluding any sale in accordance with Rule 144 under the Securities Act) during the period commencing with the effective date of a registration statement pursuant to Section 3.1 through the 90-day period beginning on the date that the registration statement filed pursuant to Section 3.1 becomes effective.

     9. Furnish Information. It shall be a condition precedent to the
        -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that Purchaser and each Original Partner shall furnish to the Company such information regarding themselves, the Registrable Securities held by each of them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     10. Expenses of Registration.  Except as set forth below, the Company
         ------------------------
shall bear and pay all expenses incurred in connection with any registration, filing, listing and qualification of Registrable Securities effected pursuant to this Agreement, including, without limitation, all registration, filing, listing and qualification fees, printers' and accounting fees relating or apportionable thereto, rating agency fees, costs of appraisals and other reports, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for each of Purchaser and the Original Partners (as a group) selected by Purchaser and the Original Partners, respectively, but excluding underwriting discounts and commissions relating to Registrable Securities.

     11. Indemnification. In the event any Registrable Securities are included
         ---------------
in a registration statement under this Agreement:

         (a) To the extent permitted by law, the Company shall indemnify and hold harmless Purchaser, each Original Partner, any underwriter (as defined in the Securities Act) for Purchaser or the Original Partners and each Person, if any, who controls Purchaser or such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and, subject to the provisions of subsection (c) below, the Company shall pay to Purchaser, each Original Partner, such underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Purchaser, such Original Partner or any such underwriter or controlling Person or (B) as a result of the failure of Purchaser, such Original Partner or any underwriter or controlling Person to deliver a prospectus in connection with the offer and sale of Registrable Securities when legally required to do so.

         (b) To the extent permitted by law, Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Purchaser expressly for use in connection with such registration; and, subject to the provisions of subsection (d) below, Purchaser shall pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection
(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection
(b) exceed the gross proceeds from the offering received by Purchaser.

         (c) To the extent permitted by law, such Original Partner shall indemnify hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Original Partner expressly for use in connection with such registration; and, subject to the provisions of subsection
(d) below, such Original Partner shall pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection (c) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Original Partner, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection (c) exceed the gross proceeds from the offering received by such Original Partner.

         (d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action (including such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together, in the case of the Purchaser or such Original Partner, with all control Persons who are indemnified parties and, in the case of an underwriter, with all other underwriters and control Persons who are indemnified parties) shall have the right to retain separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party or parties and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 11 to the extent such failure shall be prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.

         (e) The obligations of the Company, Purchaser and each Original Partners under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     12.1 Assignment of Rights.  Subject to Section 12.2 below, the rights
          --------------------
Purchaser and each Original Partner under this Agreement with respect to any Registerable Securities may be assigned to any person who acquires Registrable Securities from Purchaser and/or each Original Partner, as the case may be, and thereafter holds Registrable Securities in an amount equal to seven and one-half percent (7 1/2%) of the then outstanding shares of Common Stock of the Company, except that any person who acquires such Registrable Securities (a) pursuant to a public offering registered under the Securities Act, or (b) pursuant to a transfer made in accordance with Rule 144 under the Securities Act (or any similar successor provision) may not be assigned rights hereunder with respect to such Registrable Securities. Notwithstanding the foregoing, rights to cause one or more demand registrations under Section 3.1 may only be assigned if such rights are expressly assigned in writing by Purchaser. Any assignment of registration rights pursuant to this Section 12.1 shall be effective upon receipt by the Company of written notice from Purchaser or such Original Partner, as the case may be, (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired Registrable Securities, (iii) if from the Purchaser, stating the number of "requests," as defined in Section 3.2(a) above, being assigned by Purchaser to any assignee, which, in any event, shall not result in the total number of requests to which Purchaser and any assignee together are entitled being greater than three, and
(iv) identifying the Registerable Securities with respect to which the rights under this Agreement are being assigned.

     12.2 Scope of Assignment.  The rights of an assignee under Section 12.1
          -------------------
shall be the same rights granted to the Purchaser or to such Original Partner, as the case may be, under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term "Purchaser" as used herein shall, where appropriate to assign the rights and obligations of Purchaser hereunder to such assignee, be deemed to refer to the assignee. After any such assignment, Purchaser shall retain its rights under this Agreement with respect to all other Registerable Securities owned by Purchaser.

     13. Miscellaneous.
         -------------

     13.1 Notices.  All notices, requests, demands, or other communications
          -------
which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, if delivered by hand, by telecopy or telegram, or three days after deposit in the U.S. mail, postage prepaid, addressed to Purchaser and to the Company as follows:

        Purchaser:                     United Breweries of America, Inc.
                                       Three Harbor Drive, Suite 115
                                       Sausalito, California  94965
                                       Attention:  Vijay Mallya
                                       Telephone Number:  (415) 289-1400
                                       Telecopy Number:  (415) 289-1409



                                       Copy to:
                                       Orrick, Herrington & Sutcliffe LLP
                                       400 Sansome Street
                                       San Francisco, California  94111
                                       Attention:  Alan Talkington
                                       Telephone Number:  (415) 773-5762
                                       Telecopy Number:  (415) 773-5759

        Michael Laybourn               c/o Mendocino Brewing Company, Inc.
        Norman Franks                  P.O. Box 400, 13351 South Highway 101
        Michael Lovett                 Hopland, California  95449
        John Scahill                   Telephone Number:  (707) 744-1015
        Donald Barkley                 Telecopy Number:  (707) 744-1910

        Company:                       Mendocino Brewing Company, Inc.
                                       P.O. Box 400, 13351 South Highway 101
                                       Hopland, California  95449
                                       Telephone Number:  (707) 744-1015
                                       Telecopy Number:  (707) 744-1910


        Copy to:                       Nelson Crandall
                                       Enterprise Law Group, Inc.
                                       Menlo Oaks Corporate Center
                                       4400 Bohannon Drive, Suite 280
                                       Menlo Park, California  94025-1041
                                       Telephone Number:  (650) 462-4700
                                       Telecopy Number:  (650) 462-4747



or to such other address as any party may designate for itself by notice given as provided in this Agreement. Copies of notice to counsel shall be given at the same time and by the same method of delivery as notice to the parties.

     13.2 Injunctions.  Irreparable damage would occur in the event that any of
          -----------
the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

     13.3 Severability.  If any term or provision of this Agreement is held by
          ------------
a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

     13.4 Further Assurance.  Subject to the specific terms of this Agreement,
          -----------------
Purchaser, each Original Partner and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     13.5 Entire Agreement; Modification.  This Agreement contains the entire
          ------------------------------
understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings entered into prior to the execution hereof. Any provision of this Agreement may be amended only with the written consent of the Company and Purchaser, except that any modification that would negatively affect the Original Partners must also be approved by Original Partners holding a majority of the Registrable Securities held by the Original Partners and except that any modification that would negatively affect an Original Partner in a manner that does not similarly affect the other Original Partners must also be approved by the affected Original Partner. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by or on behalf of the party who might assert such breach.

     13.6 Counterparts.  For the convenience of the parties hereto, any number
          ------------
of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

     13.7 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     13.8 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto. Except as provided herein, the parties may not assign their rights under this Agreement and the Company may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

     13.9 Parties in Interest.  Except as otherwise specifically provided
          -------------------
herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than Purchaser, each Original Partner and the Company and their respective successors and permitted assigns.

     13.10 Attorneys' Fees.  In the event of any legal action or proceeding to
           ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     13.11 Effect of Headings.  The section headings herein are for convenience
           ------------------
only and shall not affect the construction or interpretation of this Agreement.



                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                   MENDOCINO BREWING COMPANY, INC.


                                   By:  /s/ H. MICHAEL LAYBOURN
                                      -----------------------------------------
                                   Name: H. Michael Laybourn
                                   Title:  Chairman and Chief Executive Officer


                                   UNITED BREWERIES OF AMERICA, INC.


                                   By:  /s/ VIJAY MALLYA
                                      -----------------------------------------
                                   Name:  Vijay Mallya
                                   Title:  Chairman and Chief Executive Officer

ORIGINAL PARTNERS:                 H. MICHAEL LAYBOURN

                                           /s/ H. MICHAEL LAYBOURN
                                   ------------------------------------

                                   NORMAN FRANKS

                                           /s/ NORMAN FRANKS
                                   ------------------------------------

                                   MICHAEL LOVETT

                                           /s/ MICHAEL LOVETT
                                   ------------------------------------

                                   JOHN SCAHILL

                                           /s/ JOHN SCAHILL
                                   ------------------------------------

                                   DONALD BARKLEY

                                           /s/ DONALD BARKLEY
                                   ------------------------------------

                                  SCHEDULE A

                           Original Partners Shares


                Original Partner               Number of Shares
                ----------------               ----------------
                H. Michael Laybourn               272,367
                Norman Franks                     245,512
                Michael Lovett                     93,034
                John Scahill                      248,809
                Donald Barkley                    101,559